UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. )

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ANGEL OAK FUNDS TRUST
(Name of Registrant as Specified in Its Charter)

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NOTICE OF ELECTION OF TRUSTEE BY WRITTEN CONSENT

Dear Shareholders:

As a shareholder of the Angel Oak Flexible Income Fund (the “Fund”), a series of Angel Oak Funds Trust (the “Trust”), you are receiving this Information Statement to notify you that by written consent delivered to the Trust pursuant to the Trust’s Declaration of Trust, the holder of 90.91% of the Trust’s outstanding shares as of December 3, 2014 voted to elect Keith M. Schappert as a trustee of the Trust. Mr. Schappert was appointed to serve as a trustee by the Board of Trustees of the Trust on November 25, 2014 and has served as a trustee since that date.

On November 25, 2014, the Board’s Nominating and Governance Committee (the “Committee”) determined to recommend to the Board that it approve and nominate Mr. Schappert to serve as a trustee, effective immediately. After considering the Committee’s recommendation, the Board nominated, appointed and determined to recommend to the Trust’s shareholders that they elect Mr. Schappert to serve as a trustee. After considering the Board’s recommended nominee, 90.91% of the Trust’s outstanding shares as of December 3, 2014 voted in favor of the election of Mr. Schappert to serve as a trustee.

The Trust’s Information Statement, which contains information regarding the recent election of Mr. Schappert, as a trustee of the Trust, accompanies this Notice.

This statement is being sent to you for your information only; no action is required of you.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

Michael D. Barolsky
President

February 20, 2015

ANGEL OAK FLEXIBLE INCOME FUND
a series of Angel Oak Funds Trust

One Buckhead Plaza
3060 Peachtree Rd. NW, Suite 500
Atlanta, Georgia 30305

INFORMATION STATEMENT
____________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Important Notice Regarding Internet Availability of this Information Statement:
This Information Statement is available at angeloakcapital.com/resources/.

INTRODUCTION

This Information Statement is furnished by the Board of Trustees (the “Board”) of Angel Oak Funds Trust (the “Trust”), a Delaware statutory trust, on behalf of its series, the Angel Oak Flexible Income Fund (the “Fund”).  This Information Statement is being sent on or about February 20, 2015 to shareholders of the Trust.

The Investment Company Act of 1940, as amended (the “1940 Act”), requires a certain percentage of the Trustees to have been elected by shareholders before the Board can appoint any new Trustee.  To make it easier to satisfy this requirement in the future, the Board proposed to have shareholders elect the one Trustee who was not previously elected by shareholders to his position as such.  His election was effective upon the written consent of shareholders of the Fund representing a quorum and a plurality of votes on December 3, 2014.  This Information Statement is being sent to shareholders of record as of December 3, 2014 (the “Record Date”).

Once available, a copy of the Fund’s most recent annual report, including financial statements and schedules, can be obtained, without charge, by sending a written request to the Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, Wisconsin 53201-0701 or by calling (855) 751-4324.

ELECTION OF TRUSTEES

Section 16(a) of the 1940 Act restricts the Board’s ability to appoint new Trustees to the Board unless immediately after such appointment at least two-thirds of the Trustees then holding office have been elected by shareholders of the Trust. To provide the Board with the flexibility to fill vacancies, the Board, including the Trustees who are not interested persons of the Trust (as defined by the 1940 Act) (“Independent Trustees”), nominated Keith M. Schappert (the “Nominee”) for election as Trustee by shareholders of the Trust. In connection with this process, the Board’s Nominating and Governance Committee and Independent Trustees reviewed his biographical information, experience, and other factors they deemed relevant, and the Board sought and received the written consent of shareholders of the Trust representing a quorum and a plurality of votes on December 3, 2014.

 The Board currently consists of two incumbent Independent Trustees (Ira P. Cohen and Alvin R. Albe Jr. (together, the “Incumbent Independent Trustees”)), the Nominee (Mr. Schappert), and one incumbent Trustee who is an “interested person” of the Trust (the “Incumbent Interested Trustee”) as that term is defined in the 1940 Act (Charles W. Baldiswieler). The Nominee is not an interested person of the Trust. Each current Trustee was elected to the Board by the initial shareholder of the Trust at the inception of the Trust, except for the Nominee, who was appointed to serve as a Trustee by the Board on November 25, 2014 and elected per the aforementioned written consent of shareholders.  As a result, all Trustees of the Board have been elected by shareholders of the Trust.

TRUSTEES AND OFFICERS

Information regarding the Incumbent Independent Trustees, the Nominee, the Incumbent Interested Trustee, and the executive officers of the Trust is set forth below. Each Trustee shall serve during the lifetime of the Trust until he or she: (a) dies; (b) resigns; (c) has reached the mandatory retirement age, if any, as set by the Trustees; (d) is declared incompetent by a court of appropriate jurisdiction; or (e) is removed, or, if sooner, until the next meeting of shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.  Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees.  Any Trustee may be removed: (a) with or without cause at any meeting of shareholders by a vote of two-thirds of the outstanding shares of the Trust, or (b) with or without cause at any time by written instrument signed by at least two-thirds of the remaining Trustees, specifying the date when such removal shall become effective.

The Trust has concluded that each of the Trustees, including the Nominee, should serve on the Board because of their ability to review and understand information about the Fund provided to them by management and the Trust’s service providers, to identify and request other information they may deem relevant to the performance of their duties, to question management and other service providers regarding material factors bearing on the management and administration of the Fund, and to exercise their business judgment in a manner that serves the best interests of the Fund’s shareholders. The Trust has concluded that each of the Trustees, including the Nominee, should serve as a Trustee based on their own experience, qualifications, attributes and skills as described below.

The Nominee

Mr. Schappert has over 40 years of experience in the investment management industry. He has been an independent financial services consultant for his own consulting business, Schappert Consulting, LLC, since 2008 and has served a variety of management roles for various financial and investment companies throughout his career. The Board believes that Mr. Schappert’s experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that he possesses the requisite skills and attributes as a Trustee to carry out oversight responsibilities with respect to the Trust.

Additionally, the Board is not aware of any legal proceedings involving the Nominee that would be material to an evaluation of the ability or integrity of the Nominee and that would require disclosure under Item 401(f) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Incumbent Interested Trustee

Mr. Baldiswieler’s Trustee Attributes.
As President and Managing Director of Angel Oak Capital Advisors, LLC (the “Adviser”), Mr. Baldiswieler has responsibility for the management of the Fund’s day-to-day operations. Mr. Baldiswieler has spent over 20 years assisting a wide range of individuals and institutions on their investment and financial matters, including other investment companies. Prior to joining the Adviser, Mr. Baldiswieler was the Chief Executive Officer of multiple other investment company complexes and the Group Managing Director of a large asset management firm and its affiliates. The Board believes that Mr. Baldiswieler’s experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that he possesses the requisite skills and attributes as a Trustee to carry out oversight responsibilities with respect to the Trust.

The Incumbent Independent Trustees

Mr. Albe’s Trustee Attributes.
Mr. Albe has over 30 years of experience in the investment management industry, including having served as executive management for a large asset management firm and its affiliated investment companies. Mr. Albe is a Certified Public Accountant (non-practicing) and has past experience as a member of the board and audit committee of a publicly held company. The Board believes that Mr. Albe’s experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that he possesses the requisite skills and attributes as a Trustee to carry out oversight responsibilities with respect to the Trust.

Mr. Cohen’s Trustee Attributes.
Mr. Cohen has over 30 years of experience in the financial services industry and has been an independent financial services consultant since 2005. Mr. Cohen has served a variety of management roles for various financial and investment companies throughout his career. Additionally, Mr. Cohen serves as an independent trustee of the trust in which the Adviser’s first mutual fund was launched. The Board believes that Mr. Cohen’s experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that he possesses the requisite skills and attributes as a Trustee to carry out oversight responsibilities with respect to the Trust.

Additional information about the Incumbent Independent Trustees, the Nominee, the Incumbent Interested Trustee, and the executive officers of the Trust is set forth in the following tables. Unless otherwise indicated, the address of each Trustee and officer of the Trust is c/o Angel Oak Capital Advisors, LLC, One Buckhead Plaza, 3060 Peachtree Rd. NW, Suite 500, Atlanta, Georgia 30305.

Name and Year of Birth	Position with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held During the Past 5 Years
Incumbent Independent Trustees of the Trust
Ira P. Cohen 1959	Independent Trustee	Since 2014; indefinite term	Independent financial services consultant (since 2005).	1	Trustee, Valued Advisers Trust (since 2010) (14 portfolios); Trustee, Griffin Institutional Access Real Estate Fund (since April 2014) (1 portfolio).
Alvin R. Albe, Jr. 1953	Independent Trustee	Since 2014; indefinite term	Retired; Senior Advisor, The TCW Group, Inc. (asset manager) (2008–2013).	1	Director, Syntroleum Corporation (renewable energy firm) (1988–2014).
Nominee Independent Trustee of the Trust
Keith M. Schappert 1951	Independent Trustee	Since 2014; indefinite term	President, Schappert Consulting LLC (investment industry consulting) (since 2008).	1
Trustee, Mirae Asset Discovery Funds (since 2010) (6 portfolios); Trustee, Metropolitan Series Fund, Inc. (since 2009) (30 portfolios); Trustee, Met Investors Series Trust (since 2012) (45 portfolios); Director, The Commonfund (investment management) (since 2012); Director, Calamos Asset Management, Inc. (investment management) (since 2012); Director of Trilogy Global Advisors (investment management) (2009–2011).

Incumbent Interested Trustee of the Trust
Charles W. Baldiswieler 1958	Trustee and Chairman	Since 2014; indefinite term	President and Managing Director, Angel Oak (since 2014); Group Managing Director, TCW Investment Management Company, TCW Asset Management Company and Trust Company of the West (1995–2013).	1	TCW Funds, Inc. (22 portfolios) and TCW Strategic Income Fund, Inc. (1 portfolio) (2009–2013); Metropolitan West Funds (9 portfolios) (2011–2013).

Trust Officers

Name and Year of Birth	Position with theTrust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Michael D. Barolsky, Esq. 1981	President	Since 2014; indefinite term	Vice President, USBFS (since 2012); Associate, Thompson Hine LLP (law firm) (2008–2012).
Brian P. Smith 1967	Vice President	Since 2014; indefinite term	Chief Operating Officer (since 2014), Director of Sales and Marketing (2012–2014) and Consultant (2011), Angel Oak; Chief Operating Officer, Star Voice, LLC (telecom firm) (2010–2011).
Anita Zagrodnik 1960	Chief Compliance Officer	Since 2014; indefinite term	Senior Vice President, USBFS (since 2014); Senior Vice President (2010–2013) and Vice President (2003–2010), Ariel Investments, LLC.
Dory S. Black, Esq. 1975	Secretary	Since 2014; indefinite term
General Counsel, Angel Oak (since 2014); General Counsel, EARNEST Partners, LLC (investment management firm) (2014); Vice-President and Assistant General Counsel, GE Asset Management Incorporated (2004–2014).

Tina B. Patel 1978	Assistant Secretary	Since 2014; indefinite term	Chief Compliance Officer, Angel Oak (since 2011); Senior Managing Director, BM Investments (2008–2010).
Christopher M. Remington 1978	Treasurer	Since 2014; indefinite term	Vice President, USBFS (since 2004).

Trustee Ownership

As of the Record Date, no Trustee owned shares of the Fund.

Compensation

Those Trustees who are not employees of the Adviser receive an annual retainer of $30,000 (pro-rated for any periods less than one year), as well as reimbursement for reasonable expenses incurred in connection with attendance at meetings. The Trust does not have any pension or retirement plans. The following compensation figures represent the amount each Trustee earned for the fiscal year ended January 31, 2015:

Name of Person/Position	Aggregate Compensation from the Fund	Total Compensation from the Fund and Fund Complex Paid to Trustees
Charles W. Baldiswieler, Trustee and Chairman	$0	$0
Ira P. Cohen, Trustee	$7,500	$7,500
Alvin R. Albe, Jr., Trustee	$7,500	$7,500
Keith M. Schappert, Trustee	$7,500	$7,500

Board Leadership Structure

The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. It has established three standing committees—an Audit Committee, a Nominating and Governance Committee and a Valuation Oversight Committee—that are discussed in greater detail below under “Trust Committees.” At least a majority of the Board is comprised of Independent Trustees who are not affiliated with the Adviser, the principal underwriter, or their affiliates. The Committees are each comprised entirely of Independent Trustees.

Except for any duties specified herein or pursuant to the Trust’s Declaration of Trust and By-Laws, the designation of Chairman does not impose on Mr. Baldiswieler any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board. Mr. Baldiswieler is an interested person of the Trust (as such term is defined in the 1940 Act) based upon his status as President and Managing Director of the Adviser. The Board has taken into consideration the fact that Mr. Baldiswieler is an interested person of the Trust with respect to their selection of him to serve as the Chairman of the Board of the Trust, and the Board of Trustees has determined that the use of an interested person as Chairman is appropriate and benefits shareholders because an interested Chairman has a personal as well as a professional stake in the management of the Trust. As noted, the majority of the Board is comprised of Independent Trustees, and the Board believes that maintaining a Board that has a majority of Independent Trustees allows the Board to operate in a manner that provides for an appropriate level of independent oversight and action. In accordance with applicable regulations regarding the governance of the Trust, the Independent Trustees have an opportunity to meet in a separate quarterly executive session in conjunction with each quarterly meeting of the Board during which they may review matters relating to their independent oversight of the Trust. The Independent Trustees have determined that because they comprise a majority of the Board, they can act independently and effectively without having an Independent Trustee serving as Chairman of the Board or as a lead independent trustee.

Board Responsibilities

The management and affairs of the Trust and its series are overseen by the Board, which elects the officers of the Trust who are responsible for administering the day-to-day operations of the Trust and the Fund. The Board has approved contracts, as described below, under which certain companies provide essential services to the Trust.

The day-to-day business of the Trust, including the management of risk, is performed by third party service providers, such as the Fund’s investment adviser, the Trust’s distributor and its administrator. The Board is responsible for overseeing the Trust’s service providers and, thus, has oversight responsibility with respect to risk management performed by those service providers. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of each series of the Trust (together, the “Funds”). The Funds and their service providers employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Trust’s business (e.g., the Fund’s adviser is responsible for the day-to-day management of the Fund’s portfolio investments) and, consequently, for managing the risks associated with that business. The Board has emphasized to the Fund’s service providers the importance of maintaining vigorous risk management.

The Board’s role in risk oversight begins before the inception of a Fund, at which time certain of the Fund’s service providers present the Board with information concerning the investment objectives, strategies and risks of the Fund as well as proposed investment limitations for the Fund. Additionally, the Fund’s investment adviser provides the Board with an overview of, among other things, its investment philosophy, brokerage practices and compliance infrastructure. Thereafter, the Board continues its oversight function as various personnel, including the Trust’s Chief Compliance Officer and other service providers such as the Fund’s independent accountants, make periodic reports to the Board’s Audit Committee or to the Board with respect to various aspects of risk management. The Board and the Audit Committee oversee efforts by management and service providers to manage risks to which the Fund may be exposed.

The Board is responsible for overseeing the nature, extent and quality of the services provided to the Fund by its investment adviser and receives information about those services at its regular meetings. In addition, on an annual basis, in connection with its consideration of whether to renew the investment advisory agreement with the investment adviser, the Board or its designee meets with such firms to review such services. Among other things, the Board regularly considers the investment adviser’s adherence to the Fund’s investment restrictions and compliance with various Fund policies and procedures and with applicable securities regulations. The Board also reviews information about the Fund’s performance and the Fund’s investments, including, for example, portfolio holdings schedules.

The Trust’s Chief Compliance Officer reports regularly to the Board to review and discuss compliance issues and Fund and adviser risk assessments. At least annually, the Trust’s Chief Compliance Officer provides the Board with a report reviewing the adequacy and effectiveness of the Trust’s policies and procedures and those of its service providers, including the investment adviser. The report addresses the operation of the policies and procedures of the Trust and each service provider since the date of the last report; any material changes to the policies and procedures since the date of the last report; any recommendations for material changes to the policies and procedures; and any material compliance matters since the date of the last report.

The Board receives reports from the Fund’s service providers regarding operational risks and risks related to the valuation and liquidity of portfolio securities. Annually, the Fund’s independent registered public accounting firm reviews with the Audit Committee its audit of the Fund’s financial statements, focusing on major areas of risk encountered by the Fund and noting any significant deficiencies or material weaknesses in the Fund’s internal controls. Additionally, in connection with its oversight function, the Board oversees Fund management’s implementation of disclosure controls and procedures, which are designed to ensure that information required to be disclosed by the Trust in its periodic reports with the U.S. Securities and Exchange Commission are recorded, processed, summarized, and reported within the required time periods. The Board also oversees the Trust’s internal controls over financial reporting, which comprise policies and procedures designed to provide reasonable assurance regarding the reliability of the Trust’s financial reporting and the preparation of the Trust’s financial statements.

From their review of these reports and discussions with the investment adviser, the Chief Compliance Officer, the independent registered public accounting firm and other service providers, the Board and the Audit Committee learn in detail about the material risks of the Fund, thereby facilitating a dialogue about how management and service providers identify and mitigate those risks.

The Board recognizes that not all risks that may affect the Fund can be identified and/or quantified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the Fund’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Board as to risk management matters are typically summaries of the relevant information. Most of the Fund’s investment management and business affairs are carried out by or through the Fund’s investment adviser and other service providers each of which has an independent interest in risk management but whose policies and the methods by which one or more risk management functions are carried out may differ from the Fund’s and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result of the foregoing and other factors, the Board’s ability to monitor and manage risk, as a practical matter, is subject to limitations.

Trust Committees
The Board has established the following standing committees of the Board:

Audit Committee. Comprised of all the Independent Trustees, the function of the Audit Committee is to review the scope and results of the annual audit of the Fund and any matters bearing on the audit or the Fund’s financial statements and to ensure the integrity of the Fund’s financial reporting. The Audit Committee also recommends to the Board of Trustees the annual selection of the independent registered public accounting firm for the Fund and it reviews and pre-approves audit and certain non-audit services to be provided by the independent registered public accounting firm.   During the fiscal year ended January 31, 2015, the Audit Committee met two times.

Nominating and Governance Committee. Comprised of all the Independent Trustees, the Nominating and Governance Committee is responsible for seeking and reviewing candidates for consideration as nominees for Trustees. The Committee meets on an as needed basis. During the fiscal year ended January 31, 2015, the Nominating and Governance Committee met one time.

The Nominating and Governance Committee has adopted a formal charter, a copy of which is attached as Appendix B. The Nominating and Governance Committee considers Trustee candidates recommended by shareholders and evaluates such nominees in the same manner as it evaluates nominees identified by the Nominating and Governance Committee or other sources. Because the Trust does not hold regular annual shareholder meetings, no formal policy or procedures have been established with respect to shareholder submission of Trustee candidates for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee considers candidates from various sources, including, but not limited to, candidates recommended by Trustees, shareholders, officers, advisers, and service providers of the Trust. Although the Nominating and Governance Committee does not have a formal policy with regard to consideration of diversity in identifying potential nominees, the Nominating and Governance Committee may consider whether a potential nominee’s professional experience, education, skills, and other individual qualities and attributes would provide beneficial diversity of skills, experience, or perspective to the Board’s membership and collective attributes. Such considerations will vary based on the Board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations.

The Nominating and Governance Committee initially learned about Mr. Schappert, the Nominee, from, and his service as a Trustee was recommended, by Mr. Baldiswieler.

Valuation Oversight Committee. Comprised of all the Independent Trustees, the Valuation Oversight Committee oversees valuation matters of the Trust delegated to the Trust’s Pricing Committee, including the fair valuation determinations and methodologies proposed and utilized by the Pricing Committee, reviews the Trust’s valuation procedures and their application by the Pricing Committee, reviews pricing errors and procedures for calculation of net asset value of each series of the Trust and responds to other matters deemed appropriate by the Board. The actions of the Valuation Oversight Committee are subsequently reviewed and ratified by the Board. The Valuation Oversight Committee meets at least annually. During the fiscal year ended January 31, 2015, the Valuation Oversight Committee met one time.

In addition to the above committees, there is also a Pricing Committee, appointed by the Board, comprised of certain officers of the Trust and employees of the investment adviser. The Pricing Committee is responsible for valuing securities held by the Fund for which current and reliable market quotations are not readily available.

Board Meetings
 Since the Trust’s inception, the Board has held three meetings, each of which Messrs. Baldiswieler, Cohen and Albe attended. As of the date of this Information Statement, Mr. Schappert has not yet attended a Board meeting since his appointment on November 25, 2014. The Trust does not have annual shareholder meetings; therefore, the Trust does not have a policy regarding Trustee attendance at annual shareholder meetings.

OTHER BUSINESS

Operation of the Fund
The Fund is a continuously offered, non-diversified, open-end management investment company.  The Trust was organized as a Delaware statutory trust on June 20, 2014. As of the date of this Information Statement, the Fund is the only operating series of the Trust.  The Trust’s principal office is located at One Buckhead Plaza, 3060 Peachtree Rd. NW, Suite 500, Atlanta, Georgia 30305 and its telephone number is 404-953-4900. The Board of Trustees supervises the business activities of the Trust. Like other registered investment companies, the Trust retains various organizations to perform specialized services. The Trust retains Angel Oak Capital Advisors, LLC as the investment adviser to the Trust.  Quasar Distributors, LLC, located at 615 E. Michigan Street, Milwaukee, WI 53202, serves as the Fund’s principal underwriter. U.S. Bancorp Fund Services, LLC, with principal offices located at 615 E. Michigan Street, Milwaukee, WI 53202, provides the Trust with transfer agent, accounting, and administrative services.

Security Ownership of Management and Certain Beneficial Owners
To the best knowledge of the Trust, as of the Record Date, the beneficial owners of more than 5% of the outstanding shares of the Fund (all classes combined) are listed in the following table. As of the Record Date, there were 10,999.2971 shares outstanding and the Trustees and officers as a group owned 9.00% of the shares of the Fund. The address of each beneficial shareholder listed below is c/o Angel Oak Capital Advisors, LLC, One Buckhead Plaza, 3060 Peachtree Rd. NW, Suite 500, Atlanta, Georgia 30305. Except as disclosed in the table below, none of the Trustees (including the Nominee) or officers of the Trust owned any shares of the Fund as of the Record Date.

Name and Address of Beneficial Owner	Shares	Percentage of Outstanding Shares of the Fund
Angel Oak Capital Advisors, LLC a Delaware limited liability company controlled by Sreeniwas V. Prabhu, Brad A. Friedlander and Michael A. Fierman	10,000.000	90.91%
Tina B. Patel	990.198	9.00%

Shareholders owning more than 25% of the shares of the Trust are considered to “control” the Trust, as that term is defined under the 1940 Act. Persons controlling the Trust can determine the outcome of any proposal submitted to the shareholders for approval.  As a result, the Trustees and officers as a group are not deemed to control the Trust.  As of the Record Date, the Adviser is deemed to control the Fund. However, due to sale of Fund shares to the public, as of the date of this Information Statement, no shareholder is known to beneficially own more than 25% of the shares of the Fund. Consequently, the Adviser is no longer deemed to control the Fund.

GENERAL INFORMATION

Communications with the Board. Shareholders may send communications directly to the Trustees in writing at the address specified above under “Trustees and Officers.”

Other Matters. The Trust’s management had not received any shareholder proposals to be considered as of December 3, 2014.

Shareholder Proposals. The Declaration of Trust and the By-Laws of the Trust do not provide for annual meetings of shareholders, and the Trust does not currently intend to hold such meetings in the future. Shareholder proposals for inclusion in a proxy statement for any subsequent meeting of the Trust’s shareholders must be received by the Trust a reasonable period of time prior to any such meeting.

APPENDIX A

ANGEL OAK FUNDS TRUST

INFORMATION RELATING TO THE AUDIT COMMITTEE AND THE AUDITOR

The Auditor

The Audit Committee (the “Committee”) and the Board selected Cohen Fund Audit Services, Ltd. (“CFAS”) to provide audit and audit-related services as well as tax services to the series of the Trust (the “Fund”) for the Fund’s first fiscal year ended January 31, 2015. CFAS’s business address is 1350 Euclid Avenue, Suite 800, Cleveland, Ohio 44115. As of the date of this Information Statement, the Board has not yet appointed an auditor for the Trust’s fiscal year ending January 31, 2016.

Audit Committee Pre-Approval Policies and Procedures

The Committee is responsible, among other things, recommending to the Board the selection, retention or termination of an independent registered public accounting firm and evaluating such firm’s independence from the Trust. As part of this responsibility and to ensure that the Auditor’s independence is not impaired, the Committee pre-approves (1) all audit related services and permissible non-audit services (e.g., tax services) to be provided to the Trust by the Auditor, and (2) all non-audit services to be provided to any investment adviser, or its affiliate, to the Trust, in accordance with the Audit Committee Charter. Following are excerpts from the Audit Committee Charter that set forth the pre-approval policies and procedures:

As part of its duties and responsibilities, the Committee shall:

•
As part of its evaluation of the independence of the Trust’s independent auditor, review (i) the fees paid to the Trust’s independent auditor by the Trust’s investment adviser and its affiliates for audit and non-audit services, and (ii) the hiring of employees or former employees of the Trust’s independent auditor by the Trust’s manager and its affiliates.

•
Review the scope of the proposed audit each year, the audit procedures to be utilized and the proposed audit fees.  At the conclusion of such audit, the Committee will review the results of such audit with the independent auditors, including any comments or recommendations.

•
Obtain and review periodically information provided by the Trust’s independent auditor concerning the audit firm’s quality control procedures, material issues raised by any review of such procedures, and any steps taken to deal with such issues.

•	Review and approve the fees charged by the auditors for audit and non-audit services.

•
Pre-approve all auditing services and permissible non-auditing services to be provided to the Trust by the auditor and pre-approve the auditor’s engagement for non-audit services to the investment adviser and its control affiliates where such services relate directly to the operations and financial reporting of the Trust.

•	Review and evaluate the lead audit partner and assure regular rotation of the lead audit partner as required by law.

Audit Fees Paid to the Auditor

Because, as of the date of this Information Statement, CFAS has not completed an audit for any series of the Trust, no fees have been billed by CFAS for any professional services rendered to the Trust.

Non-Audit Services Provided to Trust Affiliates

During the process of selecting CFAS as the Trust’s independent registered public accounting firm, the Audit Committee received and considered information about non-audit services that were rendered by CFAS to the Adviser and its affiliates and determined that such services were compatible with maintaining CFAS’ independence from the Trust.

APPENDIX B

ANGEL OAK FUNDS TRUST

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Purpose

The Nominating and Governance Committee (the “Committee”) of the Board of Trustees (the “Board”) of Angel Oak Funds Trust (the “Trust”), which is comprised of multiple separate investment series (the “Funds”), is established to oversee the Trust’s nomination process and its fund governance matters.  The Committee shall assist the full Board in connection with: (1) matters relating to the composition of the Board and the identification and selection of nominees for membership on the Board and (2) matters relating to the governance process of the Trust.

Composition

The Nominating and Governance Committee shall be composed exclusively of the Independent Trustees of the Trust.

Committee members shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal by the Board.

Management of the Trust, while not having representatives on the Committee, will nonetheless be expected to have a role in the nominating process by identifying and recommending potential candidates to the Committee for consideration.

Board Nominations and Functions

1.
The Committee shall recommend nominees to the full Board for election to the Board.  The Committee shall evaluate each candidate's qualifications for Board membership and with respect to Independent Trustee nominees, the Committee shall evaluate their independence from the Trust's manager and other principal service providers.  In determining a nominee’s qualifications for Board membership, the Committee shall take into consideration those characteristics and attributes that the Committee members identify as being necessary and suitable for a member of the Trust’s Board.

2.	The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals with different backgrounds or skills from those already on the Board.

3.	The Committee shall review Trustee compensation on an as-needed basis and shall recommend any appropriate changes to the full Board.

Corporate Governance Oversight and Functions

1.	The Committee shall oversee the Trust’s policies and procedures regarding compliance with corporate governance matters.

2.	The Committee shall periodically review the Board governance procedures of the Trust and shall recommend any appropriate changes to the full Board.

3.
The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts at the expense of the Trust in connection with carrying out its duties.

Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts at the expense of the Trust in connection with carrying out its duties.

Process

The Committee shall meet with such frequency and at such intervals as it determines are necessary to fulfill its duties and responsibilities, but not less than annually.  Special meetings may be called as circumstances require.

All meetings of the Committee shall be called by the chairperson of the Committee or by the chairperson of the Board.  A majority of the members of the Committee shall constitute a quorum for the transaction of business.  Except as otherwise required by statute or regulation, the action of the Committee at a meeting at which a quorum is present shall be the act of the Committee.

The Committee may meet telephonically or by video conference, and it may act by the unanimous written consent of its members.

The Committee shall keep minutes of each meeting and it shall distribute them to all members of the Committee for review and approval.   Approved Committee minutes shall be submitted to the Board of the Trust.

Committee Charter

The Committee shall review this Charter at least annually and recommend any changes deemed necessary or advisable as circumstances warrant.

The Charter, including any amendments thereto, shall be maintained with the records of the Trust.

ANGEL OAK FLEXIBLE INCOME FUND
a series of Angel Oak Funds Trust

One Buckhead Plaza
3060 Peachtree Rd. NW, Suite 500
Atlanta, Georgia 30305

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

Important Notice Regarding Internet Availability of Information Statement:
An Information Statement regarding the Trust is available at angeloakcapital.com/resources.

This Notice of Internet Availability of Information Statement is being sent on or about February 20, 2015 to shareholders of record of the Trust as of December 3, 2014.

This Notice of Internet Availability of Information Statement presents only an overview of the more complete information statement that is available to you on the internet relating to the Trust. We encourage you to access and review all of the important information contained in the full Information Statement.

We are notifying you that by written consent delivered to the Trust pursuant to the Trust’s Declaration of Trust, the holder of 90.91% of the Trust’s outstanding shares as of December 3, 2014 voted to elect Keith M. Schappert as a trustee of the Trust. Mr. Schappert was appointed to serve as a Trustee by the Board of Trustees of the Trust on November 25, 2014 and has served as a Trustee since that date.

On November 25, 2014, the Board’s Nominating and Governance Committee (the “Committee”) determined to recommend to the Board that it approve and nominate Mr. Schappert to serve as a trustee, effective immediately. After considering the Committee’s recommendation, the Board nominated, appointed and determined to recommend to the Trust’s shareholders that they elect Mr. Schappert to serve as a trustee. After considering the Board’s recommended nominee, 90.91% of the Trust’s outstanding shares as of December 3, 2014 voted in favor of the election of Mr. Schappert to serve as a trustee.

This Notice of Internet Availability of Information Statement is not an information statement. The full Information Statement regarding the above matters is available on the Trust’s website at: angeloakcapital.com/resources. The full Information Statement will be available at that address until May 31, 2015.

Obtaining Copies of the Information Statement

You may request a paper or email copy of the full Information Statement, without charge, by contacting the Trust, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or by calling (855) 751-4324.

We Are Not Asking You for a Proxy and You are Requested Not to Send us a Proxy.